Exhibit 3.18

LIMITED LIABILITY COMPANY AGREEMENT

OF

MAGNUM HUNTER RESOURCES GP, LLC

Dated Effective as of: September 2, 2008

LIMITED LIABILITY COMPANY AGREEMENT
OF
MAGNUM HUNTER RESOURCES GP, LLC

This Limited Liability Company Agreement of Magnum Hunter Resources GP, LLC, a Delaware limited liability company (the “Company”), effective as of September 2, 2008, having been adopted by the sole Manager of the Company, is hereby adopted, executed and agreed to, for good and valuable consideration, by Investment Hunter, LLC, a Delaware limited liability company, as the sole initial member of the Company (the “Sole Member”).

ARTICLE I
DEFINITIONS

The following definitions shall for all purposes, unless otherwise clearly indicated to the contrary, apply to the terms used in this Agreement.

“Act” means the Delaware Limited Liability Company Act, as amended from time to time, and any successor to such act.

“Additional Members” has the meaning set forth in Section 3.1.

“Certificate of Formation” means the Certificate of Formation filed with the Secretary of State of the State of Delaware as described in Section 2.1, as amended or restated from time to time.

“Company” has the meaning set forth in the first paragraph of this Agreement.

“DGCL” means the Delaware General Corporation Law of the State of Delaware, as amended from time to time, and any successor to such law.

“Manager” means the initial Manager as set forth in Section 5.4 and any person or entity elected as a successor thereto in accordance with this Agreement.

“Members” has the meaning set forth in Section 3.1.

“Membership Interests” has the meaning set forth in Section 4.1.

“Sole Member” has the meaning set forth in the first paragraph of this Agreement.

ARTICLE II
ORGANIZATIONAL MATTERS

Section 2.1                                   Formation; Purpose. The Company has been organized as a Delaware limited liability company by the filing of Certificate of Formation pursuant to the Act, with the Secretary of State of Delaware on September 2, 2008. The Company was formed for the purpose of transacting any lawful business for which limited liability companies may be organized under the laws of the State of Delaware. Except as expressly provided herein to the contrary, all activities of the Company shall be governed by the Act.

Section 2.2                                   Name. The name of the Company shall be, and the business of the Company shall be conducted under the name of “Magnum Hunter Resources GP, LLC”.

Section 2.3                                   Principal Office; Registered Office.

(a)                            The principal office of the Company shall be at 1046 Texan Trail, Grapevine, Texas, 76051 or such other place as the Managers may from time to time designate. The Company may maintain offices at such other places as the Managers deem advisable.

(b)                            The address of the Company’s registered office in the State of Delaware shall be that of the initial registered office named in the Certificate of Formation or such other office as the Managers may designate from time to time in accordance with the Delaware Act. The registered agent for service of process shall be the initial registered agent named in the Certificate of Formation or such other person or persons as the Managers may designate from time to time in accordance with the Delaware Act.

ARTICLE III
MEMBERS

Section 3.1                                   Admission of Additional Members. Additional persons or entities may be admitted as Members of the Company (“Additional Members” or collectively with the Sole Member, the “Members”) only with the consent of the Managers. Any such admission also must comply with the provisions of this Agreement, and is effective only after the Additional Member has executed and delivered to the Managers an executed counterpart of this Agreement, such Additional Member’s initial capital contribution along with such Additional Member’s notice address, its tax identification number, and such other documents, instruments or representations and warranties as the Managers shall reasonably request.

Section 3.2                                   Liability to Third Parties. No Member shall be liable for the debts, obligations or liabilities of the Company, including under a judgment decree or order of a court.

ARTICLE IV
CAPITAL CONTRIBUTIONS; MEMBERSHIP INTERESTS; ALLOCATIONS

Section 4.1                                   Initial Contributions; Membership Interests. Contemporaneously with the execution by the Sole Member of this Agreement, such Sole Member shall contribute $1000 in cash as an initial capital contribution to the Company. Until the admission of Additional Members pursuant to the terms of this Agreement, such Sole Member, in exchange for its initial capital contribution, shall own 100% of the membership interests (the “Membership Interests”) of the Company. No Member shall be required to make any additional capital contributions to the Company.

Section 4.2                                   No Certificates. The Membership Interests held by the Members shall not be certificated.

Section 4.3                                   Distributions/Allocations; Capital Accounts. So long as the Sole Member holds one hundred percent (100%) of the Membership Interests of the Company, all losses, if any, shall be allocated to the Sole Member’s positive capital account balance. If any Additional Members shall be admitted at a later date pursuant to the terms of this Agreement, any losses, accruing after the date of admission of such Additional Members, shall be allocated to the Sole Member and such Additional Members in the ratio of their respective positive capital account balances (including allocation of liabilities). All net income will be allocated in accordance with the Sole Member’s, and, if applicable, the Additional Members’, applicable Membership Interest at the time of allocation. Upon dissolution or liquidation of the Company, all cash or property of the Company shall be distributed to the Sole Member or, if there are Additional Members, pro rata in accordance with the Sole Member’s and the Additional Members’ respective positive capital account balances taking all operations to the date of liquidation/distribution into account. Except as otherwise provided herein, capital accounts of the Sole Member, or, if applicable, the Additional Members, shall be maintained consistent with the provisions of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder and shall be based upon the Sole Member’s, and, if applicable, such Additional Members’, Membership Interest.

ARTICLE V MANAGERS

Section 5.1                                   Management by Managers. Managers may be elected or removed only in accordance with the terms of Section 5.5 below. Except where inconsistent with the Certificate of Formation, this Agreement or by nonwaivable provisions of applicable law, (i) the powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Managers or a sole Manager; and (ii) the Managers, or a sole Manager, may make any decisions and take any actions for the Company not otherwise provided for in this Agreement, including, without limitation, the following:

(a)                            entering into, making and performing contracts, agreements and other undertakings binding the Company that may be necessary, appropriate or advisable in furtherance of the purposes of the Company and making all decisions and waivers thereunder;

(b)                            opening and maintaining bank and investment accounts and arrangements, drawing checks and other orders for the payment of money, and designating individuals with authority to sign or give instructions with respect to those accounts and arrangements;

(c)                             maintaining the assets of the Company in good order;

(d)                            collecting sums due the Company;

(e)                             to the extent that funds of the Company are available therefor, paying debts and obligations of the Company;

(f)                              acquiring, utilizing for Company purposes, and disposing of any asset of the Company;

(g)                             borrowing money or otherwise committing the credit of the Company for Company activities and voluntary prepayments or extensions of debt;

(h)                            selecting, removing and changing the authority and responsibility of lawyers, accountants and other advisers and consultants;

(i)                                obtaining insurance for the Company;

(j)                               determining distributions of Company cash and other property;

(k)                            creating additional classes of Membership Interests of the Company and issuing such newly-created Membership Interests to third parties; and;

(1)                            engaging in such further acts or activities as the Managers shall deem appropriate, provided such acts or actions are allowed by the Act.

Section 5.2                                   Actions by Managers; Delegation of Authority and Duties.

(a)                            In managing the business and affairs of the Company and exercising its powers, the Managers, or a sole Manager, shall act (A) collectively through meetings and written consents pursuant to Sections 5.6 and 5.8; and (B) through officers to whom authority and duties have been delegated pursuant to Section 5.11.

(b)                            Any person dealing with the Company, other than the Sole Member and, if applicable, the Additional Members, may rely on the authority of any Manager or officer in taking any action in the name of the Company without inquiry into the provisions of this Agreement or compliance herewith, regardless of whether that action actually is taken in accordance with the provisions of this Agreement.

Section 5.3                                   Number; Election; Term of Office; Vacancies. Upon the execution and delivery of this Agreement, until amended by further resolution of the Managers or Members, the number of Managers shall be set at one (1). Each Manager shall be elected by the Sole Member and shall hold office until his or her successor shall have been duly elected and qualified or until his or her earlier death, resignation or removal in accordance with Section 5.5 hereof. The number of Managers of the Company may be increased or decreased by resolution of the Managers or the Members; provided, however, a reduction in the number of Managers shall not serve to shorten the term of any Manager elected by the Members of the Company. In the event a vacancy occurs due to the death, removal, retirement or resignation of a Manager or an increase in the number of Managers, the remaining Managers or a sole Manager may appoint a replacement Manager to serve until the next meeting of Members. Unless otherwise provided in the Certificate of Formation, Managers need not be Members or residents of the State of Delaware.

Section 5.4                                   Initial Manager. Upon execution of this Agreement, the initial Manager of the Company shall be Investment Hunter, LLC.

Section 5.5                                   Removal. Any Manager may be removed by vote of the Sole Member and Additional Members, if any, holding at least two-thirds (2/3rds) of the Membership Interests of the Company outstanding at the time of such removal.

Section 5.6                                   Meetings.

(a)                            Unless otherwise required by law or provided in the Certificate of Formation or this Agreement, a majority of the total number of Managers fixed by, or determined in the manner provided in, the Certificate of Formation or this Agreement shall constitute a quorum for the transaction of business of the Managers, and the act of at least a majority of the Managers present at a meeting at which a quorum is present shall be the act of the Managers. A Manager who is present at a meeting of the Managers at which action on any Company matter is taken shall be presumed to have assented to the action unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall deliver such dissent to the Company immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Manager who voted in favor of such action.

(b)                            Meetings of the Managers may be held at such place or places as shall be determined from time to time by resolution of the Managers. At all meetings of the Managers, business shall be transacted in such order as shall from time to time be determined by resolution of the Managers. Attendance of a Manager at a meeting shall constitute a waiver of notice of such meeting, except where a Manager attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

(c)                             In connection with any meeting of Members at which Managers are elected, the Managers may, if a quorum is present, hold its first meeting for the transaction of business immediately after and at the same place as such meeting of the Members. Notice of such meeting at such time and place shall not be required.

(d)                            Meetings of the Managers may be called by any Manager on at least twenty-four (24) hours notice to every other Manager. Such notice need not state the purpose or purposes of, nor the business to be transacted at, such meeting, except as may otherwise be required by law or provided for by the Certificate of Formation or this Agreement.

Section 5.7                                   Approval or Ratification of Acts or Contracts by Members. The Managers in their discretion may submit any act or contract for approval or ratification at any meeting of the Members called for the purpose of considering any such act or contract, or, alternatively the Managers may be required by law to submit an act or contract to the Members for their approval; in either situation any act or contract that shall be approved or be ratified by a majority in interest of the Members of the Company shall be as valid and as binding upon the Company and upon all the Members as if it shall have been approved or ratified by every Member of the Company.

Section 5.8                                   Action by Written Consent or Telephone Conference. Any action permitted or required by the Act, the DGCL, to the extent applicable, the Certificate of Formation or this Agreement to be taken at a meeting of the Managers or any committee designated by the Managers may be taken without a meeting and without notice, if a consent in writing, setting forth the action to be taken, is signed by all the Managers or members of such committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote at a meeting and may be stated as such in any document or instrument filed with the Secretary of State of the State of Delaware, and the execution of such consent shall constitute attendance or presence in person at a meeting of the Managers or any such committee, as the case may be. Subject to the requirements of the Act, the DGCL, the Certificate of Formation or this Agreement for notice of meetings, unless otherwise restricted by the Certificate of Formation, Managers or members of any committee designated by the Managers may participate in and hold a meeting of the Managers or any committee of Managers, as the case may be, by means of a telephone conference or similar communications equipment by means of which all persons participating in such meeting can hear each other, and participation in such meeting shall constitute attendance and presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 5.9                                   No Compensation. No person is entitled to receive any compensation for services as officers or Managers of the Company.

Section 5.10                            Conflicts of Interest. Subject to the other express provisions of this Agreement, each Manager, Member or officer of the Company, at any time and from time to time, may engage in and possess interests in other business ventures of any and every type and description, independently or with others with no obligation to offer to the Company or to any other Member, Manager or officer the right to participate therein, provided that, in each case, participation in such ventures does not detract from such individual’s performance for the Company and such ventures are not in competition with the Company. The Company may transact business with any Manager, Member, officer or affiliate thereof, provided the terms of those transactions are no less favorable than those the Company could obtain from unrelated third parties.

Section 5.11                            Officers.

(a)                                 The Managers may, but shall not be required to, from time to time, designate one or more persons to be officers of the Company. No officer need be a resident of the State of Delaware, a Member or a Manager. Any officers so designated shall have such authority and perform such duties as the Managers may, from time to time, delegate to them. The Managers may assign titles to particular officers. Unless the Managers decide otherwise, if the title is one commonly used for officers of a business corporation formed under the DGCL, the assignment of such title shall constitute the delegation to such officer of the authority and duties that are normally associated with that office, subject to (i) any specific delegation of authority and duties made to such officer by the Managers pursuant to this Section or (ii) any delegation of authority and duties made to one or more Managers pursuant to Section 5.2(a). Each officer shall hold office until his or her successor shall be duly designated and shall qualify or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided. Any number of offices may be held by the same person.

(b)                                 Any officer may resign as such at any time. Such resignation shall be made in writing and shall take effect at the time specified therein or if no time be specified, at the time of its receipt by the Managers. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. Any officer may be removed as such, either with or without cause, by the Managers whenever in their judgment the best interests of the Company will be served thereby; provided, however, that such removal shall be without prejudice to the contract rights, if any, of the person so removed. Designation of an officer shall not of itself create contract rights. Any vacancy occurring in any office of the Company (other than Manager) may be filled by the Managers.

ARTICLE VI
RIGHTS OF MEMBERS

Section 6.1                                   Meetings of Members.

(a)                            A quorum shall be present at a meeting of Members if the holders of a majority-in-interest of all Membership Interests are represented at the meeting in person or by proxy. With respect to any matter other than a matter for which the affirmative vote of the holders of a specified portion of the Membership Interests of the Company is required by this Agreement or the Act, the affirmative vote of the Sole Member and a majority of all Membership Interests held by Additional Members, if any, present at a meeting of Members, either in person or by proxy, at which a quorum is present shall be the act of the Members.

(b)                            All meetings of the Members shall be held at the principal place of business of the Company or at such other place within or without the State of Delaware as shall be specified or fixed in the notices or waivers of notice thereof; provided that any or all Members may participate in any such meeting by means of telephone conference or similar communications equipment pursuant to Section 6.4.

(c)                             Notwithstanding the other provisions of the Certificate of Formation or this Agreement, the chairman of the meeting shall have the power to adjourn such meeting from time to time, without any notice other than announcement at the meeting of the time and place of the resumption of the adjourned meeting. If such meeting is adjourned by the Members, such time and place shall be determined by a vote of the holders of a majority-in-interest of all Membership Interests outstanding. Upon the resumption of such adjourned meeting, any business may be transacted that might have been transacted at the meeting as originally called.

(d)                            Meetings of the Members for any proper purpose or purposes may be called at any time by the Managers or the holders of at least ten percent (10%) of the Membership Interests held by all Members on at least twenty-four (24) hours notice to every Member. If not otherwise stated in or fixed in accordance with the remaining provisions hereof, the record date for determining Members entitled to call a meeting is the date of the notice of that meeting.

(e)                             The date on which notice of a meeting of Members is delivered or the date on which the resolution of the Managers declaring a distribution is adopted, as the case may be, shall be the record date for the determination of the Members entitled to notice of or to vote at such meeting, including any adjournment thereof, or the Members entitled to receive such distribution.

(f)                              The right of Members to cumulative voting in the election of Managers is expressly prohibited.

Section 6.2                                   Proxies. A Member may vote either in person or by proxy executed in writing by the Member. A photographic, photostatic, facsimile or similar reproduction of a writing executed by the Member shall be treated as an execution in writing for purposes of this Section. Proxies for use at any meeting of Members or in connection with the taking of any action by written consent shall be filed with the Managers before or at the time of the meeting or execution of the written consent, as the case may be. All proxies shall be received and taken charge of and all ballots shall be received and canvassed by the Managers, who shall decide all questions touching upon the qualification of voters, the validity of the proxies, and the acceptance or rejection of votes, unless an inspector or inspectors shall have been appointed by the chairman of the meeting, in which event such inspector or inspectors shall decide all such questions. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest. Should a proxy designate two (2) or more persons to act as proxies, unless that instrument shall provide to the contrary, a majority of such persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or, if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, the Company shall not be required to recognize such proxy with respect to such issue if such proxy does not specify how the Membership Interests that are the subject of such proxy are to be voted with respect to such issue.

Section 6.3                                   Conduct of Meetings. All meetings of the Members shall be presided over by the chairman of the meeting, who shall be a Manager (or representative thereof) designated by a majority of the Managers or a Member elected to preside at such meeting by Members holding a majority of the outstanding Membership Interests in the Company. The chairman of any meeting of Members shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as shall seem to him to be in order.

Section 6.4                                   Action by Written Consent or Telephone Conference.

(a)                                 Any action required or permitted to be taken at any meeting of Members may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of not less than the minimum Membership Interests that would be necessary to take such action at a meeting at which the holders of all Membership Interests entitled to vote on the action were present and voted. Every written consent shall bear the date of signature of each Member who signs the consent. No written consent shall be effective to take the action that is the subject to the consent unless, within sixty (60) days after the date of the earliest dated consent delivered to the Company in the manner required by this Section, a consent or consents signed by the holder or holders of not less than the minimum Membership Interests that would be necessary to take the action that is the subject of the consent are delivered to the Company by delivery to its registered office, its principal place of business, or the Managers. Delivery shall be by hand or certified or registered mail, return receipt requested. Delivery to the Company’s principal place of business shall be addressed to the Managers. A photographic, photostatic, facsimile or similar reproduction of a writing signed by a Member, shall be regarded as signed by the Member for purposes of this Section. Prompt notice of the taking of any action by Members without a meeting by less than unanimous written consent shall be given to those Members who did not consent in writing to the action.

(b)                                 The record date for determining Members entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company by delivery to its registered office, its principal place of business, or the Managers. Delivery to the Company’s principal place of business shall be addressed to the Managers.

(c)                                  If any action by Members is taken by written consent, any articles or documents filed with the Secretary of State of Delaware as a result of the taking of the action shall state, in lieu of any statement required by the Act concerning any vote of Members, that written consent has been given in accordance with the provisions of the Act and that any written notice required by the Act has been given.

(d)                                 Members may participate in and hold a meeting by means of telephone conference or similar communications equipment by means of which all persons participating in such meeting can hear each other, and participation in such meeting shall constitute attendance and presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE VII
DISSOLUTION

The Company’s duration is perpetual and the Company shall dissolve only upon action approved by the Sole Member and Additional Members, if any, holding at least two-thirds (2/3rds) of the Membership Interests of the Company then outstanding or as otherwise provided in the Act.

ARTICLE VIII
TRANSFERS

No Member may assign, transfer or pledge its Membership Interest or any interest therein except with the consent of all the Members of the Company.

ARTICLE IX
MISCELLANEOUS

Section 9.1                                   Notices.  Any notice to the Company, the Managers or the Members shall be deemed given if received by it in writing at the principal office of the Company designated pursuant to Section 2.3(a).

Section 9.2                                   Entire Agreement.  This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

Section 9.3                                   Amendments.  Notwithstanding any provision to the contrary contained herein, this Agreement may be amended only with consent of the Sole Member and a majority-in-interest of all Additional Members.

Section 9.4                                   Counterparts.  This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

Section 9.5                                   Successors and Assigns.  The terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Agreement, their respective successors and assigns.

Section 9.6                                   Severability.  If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions hereof, or of such provision in other respects, shall not be affected thereby.

Section 9.7                                   Applicable Law.  This Agreement is governed by and shall be construed in accordance with the laws of the State of Delaware, excluding (to the extent permitted by law) any conflict-of-laws rule or principle that might refer the governance or the construction of this Agreement to the law of another jurisdiction.

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